EXHIBIT 21


SUBSIDIARIES OF BARNEYS NEW YORK, INC.

April 25, 2000

                                                        State
                                                  (or jurisdiction)          Approximate Percentage of
Name                                            in which Incorporated        Voting Securities Owned by
                                                    (or Organized)                Immediate Parent
----------------------------------------------------------------------------------------------------------

Barney's, Inc.                                         New York                         100%
Barneys America, Inc. (1)                              Delaware                         100%
Barneys America (Chicago) Lease Corp. (2)              Delaware                         100%
BNY Licensing Corp. (1)                                Delaware                         100%
Barneys Asia Co. LLC (3)                               Delaware                         70%
PFP Fashions Inc. (1)                                  New York                         100%
Barneys (CA) Lease Corp. (1)                           Delaware                         100%
Barneys (NY) Lease Corp. (1)                           Delaware                         100%
Basco All-American Sportswear Corp. (1)                New York                         100%
--------------------

(1)        Subsidiary of Barney's, Inc.

(2)        Subsidiary of Barneys America

(3)        Subsidiary of BNY Licensing Corp.